Exhibit 5.1

                               PHILLIPS NIZER LLP
                                666 FIFTH AVENUE
                               NEW YORK, NY 10103

                                                               November 20, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:   Drew Industries Incorporated
                        Registration Statement on Form S-3

Ladies and Gentlemen:

            As counsel to Drew Industries Incorporated, a Delaware corporation (the "Company"), we have been requested to render this opinion for filing as
Exhibit 5.1 to the Company's Registration Statement on Form S-3, which is being filed with the Securities and Exchange Commission on or about November 18, 2003 (the "Registration Statement").

            The Registration Statement covers 565,000 shares (the "Shares") of Common Stock of the Company, which are being registered for sale by the selling stockholders.

            We have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, and related minutes of action taken by the Board of Directors of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

            Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and non-assessable.

            Harvey F. Milman, a partner of this firm, has served as general counsel and assistant secretary of the Company since 1969. Mr. Milman is offering 15,000 Shares for sale under the Registration Statement. Assuming the sale of all the Shares offered by Mr. Milman, after the offering he will beneficially own 3,900 shares of the Company's Common Stock.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      PHILLIPS NIZER LLP


                                      By: /s/ Brian R. Brodrick
                                          -------------------------------
                                          Brian R. Brodrick (Partner)


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